UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2007
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY
OAKDALE, MINNESOTA		55128

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(651) 704-4000

None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.03 Material Modifications to Rights of Security Holders
Item 9.01. Financial Statements and Exhibits.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
     Effective as of July 30, 2007, the Company amended the Rights Agreement dated as of June 21, 2006, between the Company and The Bank of New York, as Rights Agent (the “Rights Agreement”). The amendment (the “Amendment”) was adopted by the Company’s Board of Directors on July 26, 2007, and executed on July 30, 2007.
     The Amendment amends the definition of “Acquiring Person” contained in Section 1(a) of the Rights Agreement to provide that, in addition to other exceptions set forth in Section 1(a), an Acquiring Person does not include TDK Corporation (“TDK”) and its Affiliates at any time during the period (the “TDK Standstill Period”) beginning at the time, if any, at which the Company shall have issued to TDK and its Affiliates shares of Common Stock representing in the aggregate fifteen percent (15%) or more of the shares of Common Stock outstanding immediately following such initial issuance and ending at the time, if any, at which TDK and its Affiliates shall have (A) ceased, as a result of voluntary sales of shares of Common Stock by any of them, to be the holders of record, in the aggregate, of at least that number of shares of Common Stock that shall be equal to seventy-five percent (75%) of the sum of (1) the number of shares of Common Stock so issued plus (2) any additional shares of Common Stock acquired by TDK and its Affiliates prior to and held at the date of such initial issuance or acquired during the 180-day period following the date of such initial issuance, or (B) ceased, as a result of the subsequent issuance by the Company of additional shares of Common Stock, to be the holders of record of at least ten percent (10%) of the Common Stock outstanding immediately following such subsequent issuance if, but only if, TDK and its Affiliates would have continued to hold at least ten percent (10%) of the outstanding Common Stock following such subsequent issuance but for a failure of TDK to exercise any rights it may have had to subscribe for any of such additional shares; provided, that, if TDK shall, at any time during the said TDK Standstill Period, have become the Beneficial Owner either (x) of more than twenty-one percent (21%) of the Common Stock then outstanding other than as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company, or (y) of more than twenty-two percent (22%) of the Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company, then, in either such event, TDK and its Affiliates shall have refrained, from and after becoming aware that the applicable percentage has been surpassed, from acquiring beneficial ownership of any additional shares of Common Stock and, within ten (10) days after becoming aware that the applicable percentage has been surpassed, shall have disposed of a sufficient number of shares of Common Stock such that TDK shall be the Beneficial Owner of no more than twenty-one percent (21%) of the shares of Common Stock then outstanding.
     The Amendment also amends Section 18 of the Rights Agreement to provide that in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.
     A copy of the Amendment is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the attached copy of the Amendment. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement and the Amendment.
Item 3.03 Material Modifications to Rights of Security Holders
     The information required by this item is included in Item 1.01 above.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     4.1  First Amendment to Rights Agreement, dated as of July 30, 2007 (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form 8-A/A filed on August 1, 2007).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
Date: August 1, 2007	By:	/s/ Paul R. Zeller
Paul R. Zeller
Vice President, Chief Financial Officer